Exhibit 99.2

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

ESSEX PROPERTY TRUST, INC.
ESSEX PORTFOLIO, L. P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

BRE Properties, Inc. (“BRE”), merged with and into BEX Portfolio, Inc. (“Merger Sub”), a direct wholly owned subsidiary of Essex Property Trust, Inc. (“Essex”), with Merger Sub continuing as the surviving corporation and a wholly owned direct subsidiary of Essex. We refer to this merger as the Merger. The Merger is part of the transactions contemplated by the Agreement and Plan of Merger entered into on December 19, 2013 among Essex, Merger Sub and BRE, which we refer to as the Merger Agreement. The Merger became effective on April 1, 2014. Also on April 1, 2014, following the Merger, Merger Sub merged with and into BEX Portfolio, LLC (“BEX LLC”), a Delaware limited liability company and a directly wholly owned subsidiary of Essex Portfolio, L.P. (“EPLP”), with BEX LLC continuing as the surviving entity and a direct wholly owned subsidiary of EPLP.

On April 1, 2014, Essex completed the Merger which resulted in: (1) BRE merging with and into Merger Sub, and (2) each share of BRE common stock was converted into (i) 0.2971 shares of Essex common stock (the “Stock Consideration”) which totaled approximately 23.1 million shares of Essex common stock, which were valued at $3.8 billion, and (ii) $7.18 in cash,  and cash in lieu of fractional shares (the “Cash Consideration”), which totaled approximately $558.1 million for total consideration of approximately $4.3 billion.  Prior to the Merger, BRE authorized and declared a special distribution to the stockholders of BRE of $5.15 per share of BRE common stock payable to BRE stockholders of record on March 31, 2014 (the “Special Dividend”).  The Special Dividend was payable as a result of the closing of the sale of certain interests in assets of BRE to certain third-party institutional investors designated by Essex, which closed on March 31, 2014, as described below.  Pursuant to the terms of the Merger Agreement, the amounts payable as a Special Dividend reduced the initial Cash Consideration of $12.33 payable by Essex in the Merger to $7.18 per share of BRE common stock.

On February 20, 2014, BRE redeemed all outstanding shares of BRE preferred stock at $25.00 per share plus any accrued and unpaid dividends, in accordance with their terms and as contemplated by the Merger Agreement.

On March 31, 2014, as contemplated by the Merger Agreement, BRE formed three new joint ventures with two separate third-party institutional joint venture partners and contributed 17 BRE properties with an aggregate estimated value of approximately $888.3 million to the joint ventures.  As a result of the contribution of the properties to the joint ventures, BRE deconsolidated these properties and retained a 50% non-controlling interest in each of the joint ventures. Additionally, in connection with the contribution of the properties, the joint ventures placed approximately $475 million in mortgage financings on the properties contributed to the joint ventures. As a result, BRE received proceeds of approximately $676.4 million from the joint ventures representing its share of the proceeds from the mortgage financings and contributions from the joint venture partners in order to bring its ownership interest down to 50%. As a result of the closing of these joint ventures, BRE authorized and paid the Special Dividend described above.

On March 31, 2014, BRE contributed 14 properties with a fair value of approximately $1.4 billion to Essex (the ''OP Trade'') for approximately 8.6 million of EPLPs operating partnership units (“OP units”). BRE could put the OP units back to Essex and retain the 14 properties if the merger did not close.  Accordingly, the OP Trade was accounted for under the deposit method in accordance with ASC 360, Property, Plant and Equipment.  As a result, BRE did not recognize any profits, and continued to report the 14 properties and their related debt in rental properties and other; real estate under development; and mortgage loans payable line item on BRE’s consolidated balance sheet at March 31, 2014.  The fair value of the OP units received of $1.4 billion is recorded in co-investments and a corresponding deposit liability, on BRE’s consolidated balance sheet at March 31, 2014.

Essex recorded the 14 properties in the OP Trade at a fair value of $1.4 billion and is reflected in the rental properties and other; real estate under development; and prepaid expenses and other assets with a corresponding $1.4 billion in noncontrolling interest on Essex’s consolidated balance sheet at March 31, 2014.

As contemplated by the Merger Agreement, on March 5, 2014, Essex, through EPLP, commenced an offer to exchange (the “Exchange Offer”) $900.0 million aggregate principal amount of BRE’s 5.500% senior notes due 2017, 5.200% senior notes due 2021 and 3.375% senior notes due 2023 (the “BRE Notes”).  Pursuant to the terms of the Exchange Offer, on April 4, 2014, $843.2 million aggregate principal amount of BRE Notes were exchanged for new 5.500% senior notes due 2017, 5.200% senior notes due 2021 and 3.375% senior notes due 2023 issued by EPLP and guaranteed by Essex.  The remaining $56.8 million aggregate principal amount of BRE Notes which were not exchanged pursuant to the Exchange Offer are obligations of BEX Portfolio, LLC.  Since the closing of the BRE Exchange Offer, EPLP issued $4.6 million aggregate principal amount of 3.375% senior notes due 2023 Notes in exchange for the same aggregate principal amount of 3.375% senior notes due 2023 that became obligations of BEX Portfolio, LLC. Also, in connection with the Merger, Essex assumed approximately $711.3 million of secured debt with remaining loan terms ranging from one to seven years and a weighted average interest rate of 5.6%.  Under the terms of the Merger Agreement, each option to purchase shares of BRE common stock was assumed by Essex and converted into an option exercisable for a number of shares of Essex common stock calculated based on the exchange ratio set forth in the Merger Agreement, subject to the same economic terms and conditions as were applicable to the corresponding option immediately prior to the Merger. All BRE restricted stock awards outstanding at the effective time of the Merger were assumed by Essex and converted into an award of a number of shares of Essex restricted common stock calculated based on the exchange ratio set forth in the Merger Agreement, subject to the same economic terms and conditions as were applicable to the corresponding award immediately prior to the Merger, but subject to certain adjustments to the vesting terms of performance-based BRE restricted stock awards.

The following unaudited pro forma condensed consolidated financial statements are based on Essex’s historical consolidated financial statements and BRE’s historical consolidated financial statements and have been adjusted in the statements below to give effect to the Merger and the other transactions contemplated by the Merger Agreement. The unaudited pro forma condensed consolidated statements of income for the quarter ended March 31, 2014 and for the year ended December 31, 2013 give effect to the Merger as if it had occurred on January 1, 2013. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2014 gives effect to the Merger as if it had occurred on March 31, 2014. The historical consolidated financial statements of BRE have been adjusted to reflect certain reclassifications in order to conform to Essex’s financial statement presentation.

The unaudited pro forma condensed consolidated financial statements were prepared using the acquisition method of accounting with Essex considered the accounting acquirer of BRE. Under the acquisition method of accounting, the acquired net tangible and identifiable intangible assets and liabilities assumed of BRE are recorded based on their respective fair values with the excess purchase price, if any, recorded to goodwill.

The pro forma adjustments and the purchase accounting adjustments as presented are based on estimates and certain information that is currently available. For purchase accounting, the value of the Stock Consideration issued by Essex upon the consummation of the Merger was determined based on the closing price of BRE’s common stock on the closing date of the Merger. As a result of Essex being admitted to the S&P 500 on the same date as the closing of the Merger, Essex’s common stock price experienced significantly higher than usual trading volume and the closing price of $174 per share was significantly higher than its volume-weighted average trading price for the days before and after April 1, 2014.  BRE’s common stock did not experience the same proportionate increase in common stock price leading up to April 1, 2014.  As a result, given that a substantial component of the purchase price is an exchange of equity instruments, Essex used the closing price of BRE’s common stock on April 1, 2014 of $61 per share, less the Special Dividend, as the fair value of the Stock Consideration.   The  assignment of fair values to BRE’s assets acquired and liabilities assumed has not been finalized, is subject to change, could vary materially from the actual amounts at the time the purchase accounting is completed, and may not have identified all adjustments necessary to conform BRE’s accounting policies to Essex’s accounting policies. Essex is currently in the measurement period and performing procedures to accumulate the necessary information to measure the fair value of BRE’s assets and liabilities acquired.  A final determination of the fair value of BRE’s assets and liabilities, including intangible assets, will be based on the actual net tangible and intangible assets and liabilities of BRE that exist as of the closing date of the Merger and, therefore, cannot be made with certainty prior to the completion of the purchase accounting measurement period, which may extend up to one-year from the closing of the Merger.

As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and additional analyses are performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed consolidated financial statements presented below. Essex estimated the fair value of BRE’s assets and liabilities based on discussions with BRE’s management, preliminary valuation studies, due diligence and information presented in BRE’s public filings. Any increases or decreases in the fair value of relevant balance sheet amounts upon completion of the final valuations will result in adjustments to the pro forma balance sheet and/or statement of income. The final purchase accounting may be different than that reflected in the pro forma purchase accounting presented herein, and this difference may be material.

Assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma condensed consolidated financial statements are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are: (1) directly attributable to the Merger, (2) factually supportable, and (3) expected to have a continuing impact on the results of income of Essex following the Merger. This information is presented for illustrative purposes only and is not indicative of the consolidated operating results or financial position that would have occurred if such transactions had occurred on the dates described above and in accordance with the assumptions described below, nor is it indicative of future operating results or financial position.

The unaudited pro forma condensed consolidated financial statements, although helpful in illustrating the financial characteristics of Essex following the Merger under one set of assumptions, do not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue, or other factors that may result as a consequence of the Merger and do not attempt to predict or suggest future results. Specifically, the unaudited pro forma condensed consolidated statements of income exclude anticipated operating efficiencies and synergies which may be achieved as a result of the Merger. The anticipated operating synergies are expected to substantially offset the expected increase in property taxes primarily due to California’s Proposition 13 reassessments of the acquired properties. The unaudited pro forma condensed consolidated financial statements also exclude the effects of costs associated with any restructuring or integration activities or asset dispositions resulting from the Merger as they are currently not known. To the extent they occur, such items are expected to be non-recurring and have not been incurred at the closing date of the Merger. However, such costs could affect Essex following the Merger when such costs are incurred or recorded. Further, the unaudited pro forma condensed consolidated financial statements do not reflect the effect of any regulatory actions that may impact the results of Essex following the Merger.

The unaudited pro forma condensed consolidated financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed consolidated financial statements;

•	the historical audited consolidated financial statements of Essex and EPLP as of and for the year ended December 31, 2013, as presented in Essex’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 26, 2014;

•	the historical unaudited condensed consolidated financial statements of Essex and EPLP as of and for the quarter ended March 31, 2014, as presented in Essex’s Quarterly Report on Form 10-Q, filed with the SEC on May 12, 2014;

•	the historical audited consolidated financial statements of BRE as of and for the year ended December 31, 2013, as presented in BRE’s Annual Report on Form 10-K, filed with the SEC on February 18, 2014; and

•	the historical unaudited condensed consolidated financial statements of BRE as of and for the quarter ended March 31, 2014, filed as exhibit 99.1 to this Current Report on Form 8-K/A.

ESSEX PROPERTY TRUST, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2014
(Dollars in thousands)

	Essex	BRE	Pro Forma		Combined
Assets	Historical	as reclassified (A)	Adjustments		Pro Forma
Real estate:
Rental properties and other	$6,640,781	$3,429,852	$440,595	(B)	$10,511,228
Less accumulated depreciation	(1,300,793)	(722,381)	722,381	(C)	(1,300,793)
	5,339,988	2,707,471	1,162,976		9,210,435
Real estate under development	308,266	429,787	(24,085)	(B)	713,968
Co-investments	716,443	1,431,845	(1,208,777)	(D)	939,511
	6,364,697	4,569,103	(69,886)		10,863,914
Cash and cash equivalents-unrestricted	19,918	140,259	(140,259)	(E)	19,918
Cash and cash equivalents-restricted	28,753	-	-		28,753
Marketable securities	100,348	-	-		100,348
Notes and other receivables	36,105	47,515	-		83,620
Prepaid expenses and other assets	54,024	32,888	40,272	(F)	127,184
Deferred charges, net	29,197	10,714	(10,714)	(G)	29,197
Total assets	$6,633,042	$4,800,479	$(180,587)		$11,252,934

Liabilities and Equity
Mortgage notes payable	$1,408,232	$711,319	$79,541	(H)	$2,199,092
Unsecured debt	1,410,162	900,000	44,552	(H)	2,354,714
Lines of credit	135,903	-	417,855	(I)	553,758
Accounts payable and accrued liabilities	116,992	83,658	39,767	(J)	240,417
Deposit related to operating partnership contribution	-	1,419,816	(1,419,816)	(K)	-
Other liabilities	-	58,741	(58,741)	(L)	-
Total liabilities	3,071,289	3,173,534	(896,842)		5,347,981

Redeemable noncontrolling interest	-	4,751	-		4,751
Cumulative convertible preferred stock	4,349	-	-		4,349
Equity:
Cumulative redeemable preferred stock	73,750	-	-		73,750
Common stock	4	773	(771)	(I)	6
Additional paid-in capital	2,505,003	1,832,681	1,950,523	(I)	6,288,207
Distributions in excess of accumulated earnings	(498,368)	(211,260)	186,319	(I)	(523,309)
Accumulated other comprehensive loss, net	(56,395)	-	-		(56,395)
Total stockholders' equity	2,023,994	1,622,194	2,136,071		5,782,259
Noncontrolling interest	1,533,410	-	(1,419,816)	(K)	113,594
Total equity	3,557,404	1,622,194	716,255		5,895,853
Total liabilities and equity	$6,633,042	$4,800,479	$(180,587)		$11,252,934

ESSEX PROPERTY TRUST, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE QUARTER ENDED MARCH 31, 2014
(Dollars in thousands, except per share data)

	Essex	BRE	Pro Forma		Combined
	Historical	as reclassified (A)	Adjustments		Pro Forma
Revenues:
Rental and other property	$159,017	$105,101	$(18,232)	(M)	$245,886
Management and other fees	2,628	29	593	(M)	3,250
	161,645	105,130	(17,639)		249,136
Expenses:
Property operating, excluding real estate taxes	36,634	22,792	(3,546)	(M)	55,880
Real estate taxes	15,339	10,334	4,929	(N)	30,602
Depreciation and amortization	50,312	28,225	15,670	(O)	94,207
General and administrative	7,075	10,009	-	(P)	17,084
Cost of management and other fees	1,477	-	-		1,477
Merger expenses	16,059	15,290	(31,349)	(Q)	-
Acquisition and disposal costs	975	-	-		975
	127,871	86,650	(14,296)		200,225
					-
Earnings from operations	33,774	18,480	(3,343)		48,911

Interest expense before amortization	(26,055)	(15,749)	5,056	(R)	(36,748)
Amortization expense	(2,986)	(1,167)	862	(S)	(3,291)
Interest and other income	2,879	58	-		2,937
Equity income in co-investments	10,526	100	269	(M)	10,895
Gains on sale of real estate and land	8,268	356,294	(252,631)	(U)	111,931
Income from continuing operations	26,406	358,016	(249,787)		134,635
Net income attributable to noncontrolling interest	(3,126)	(48)	(2,523)	(FF)	(5,697)
Net income attributable to controlling interest	23,280	357,968	(252,310)		128,938
Dividends to preferred stockholders	(1,368)	(506)	506	(T)	(1,368)
Write-off of preferred stock issuance cost	-	(2,069)	2,069	(T)	-
Net income from continuing operations available to common stockholders	$21,912	$355,393	$(249,735)		$127,570

Per common share data:
Basic:
Income from continuing operations available to common stockholders	$0.58	$4.60		(V)	$2.10
Weighted average number of common shares outstanding during the period	37,685	77,264	23,094	(V)	60,779

Diluted:
Income from continuing operations available to common stockholders	$0.58	$4.59		(V)	$2.08
Weighted average number of common shares outstanding during the period	37,931	77,473	25,366	(V)	63,297

ESSEX PROPERTY TRUST, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2013
(Dollars in thousands, except per share data)

	Essex	BRE	Pro Forma		Combined
	Historical	as reclassified (A)	Adjustments		Pro Forma
Revenues:
Rental and other property	$602,003	$404,028	$(70,810)	(W)	$935,221
Management and other fees	11,700	384	2,300	(W)	14,384
	613,703	404,412	(68,510)		949,605
Expenses:
Property operating, excluding real estate taxes	138,736	88,512	(14,090)	(W)	213,158
Real estate taxes	57,276	35,792	20,412	(X)	113,480
Depreciation and amortization	192,420	105,371	76,375	(Y)	374,166
General and administrative	25,601	23,037	-	(Z)	48,638
Cost of management and other fees	6,681	-	-		6,681
Merger expenses	4,284	3,401	(7,685)	(AA)	-
Impairment and other charges	-	585	-		585
	424,998	256,698	75,012		756,708

Earnings from operations	188,705	147,714	(143,522)		192,897

Interest expense before amortization	(104,600)	(61,170)	20,784	(BB)	(144,986)
Amortization expense	(11,924)	(4,697)	3,477	(CC)	(13,144)
Interest and other income	11,633	20,230	-		31,863
Equity income in co-investments	55,865	19,258	(2,777)	(W)	72,346
Loss on early retirement of debt	(300)	-	-		(300)
Gains on sale of real estate and land	1,503	-	-		1,503
Income from continuing operations	140,882	121,335	(122,038)		140,179
Net income attributable to noncontrolling interest	(14,086)	(190)	3,422	(FF)	(10,854)
Net income attributable to controlling interest	126,796	121,145	(118,616)		129,325
Dividends to preferred stockholders	(5,472)	(3,645)	3,645	(DD)	(5,472)
Net income from continuing operations available to common stockholders	$121,324	$117,500	$(114,971)		$123,853

Per common share data:
Basic:

Income from continuing operations available to common stockholders	$3.26	$1.52		(EE)	$2.05
Weighted average number of common shares outstanding during the period	37,249	77,111	23,094	(EE)	60,343

Diluted:
Income from continuing operations available to common stockholders	$3.25	$1.52		(EE)	$2.04
Weighted average number of common shares outstanding during the period	37,335	77,340	25,225	(EE)	62,560

ESSEX PORTFOLIO, L. P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2014
(Dollars in thousands)

	EPLP	BRE	Pro Forma		Combined
Assets	Historical	as reclassified (A)	Adjustments		Pro Forma
Real estate:
Rental properties:
Rental properties and other	6,640,781	3,429,852	440,595	(B)	10,511,228
Less accumulated depreciation	$(1,300,793)	$(722,381)	$722,381	(C)	$(1,300,793)
	5,339,988	2,707,471	1,162,976		9,210,435
Real estate under development	308,266	429,787	(24,085)	(B)	713,968
Co-investments	716,443	1,431,845	(1,208,777)	(D)	939,511
	6,364,697	4,569,103	(69,886)		10,863,914
Cash and cash equivalents-unrestricted	19,918	140,259	(140,259)	(E)	19,918
Cash and cash equivalents-restricted	28,753	-	-		28,753
Marketable securities	100,348	-	-		100,348
Notes and other receivables	36,105	47,515	-		83,620
Prepaid expenses and other assets	54,024	32,888	40,272	(F)	127,184
Deferred charges, net	29,197	10,714	(10,714)	(G)	29,197
Total assets	$6,633,042	$4,800,479	$(180,587)		$11,252,934

Liabilities and Capital
Mortgage notes payable	$1,408,232	$711,319	$79,541	(H)	$2,199,092
Unsecured debt	1,410,162	900,000	44,552	(H)	2,354,714
Lines of credit	135,903	-	417,855	(I)	553,758
Accounts payable and accrued liabilities	116,992	83,658	39,767	(J)	240,417
Deposit related to operating partnership contribution	-	1,419,816	(1,419,816)	(K)	-
Other liabilities	-	58,741	(58,741)	(L)	-
Total liabilities	3,071,289	3,173,534	(896,842)		5,347,981
Commitments and contingencies
Redeemable noncontrolling interest	-	4,751	-		4,751
Cumulative convertible preferred interest	4,349	-	-		4,349
Capital:
General Partner:
Common equity	2,009,181	1,622,194	2,136,071	(I)	5,767,446
Preferred interest	71,209	-	-		71,209
	2,080,390	1,622,194	2,136,071		5,838,655
Limited Partners - Common equity	1,465,127	-	(1,419,816)	(K)	45,311
Accumulated other comprehensive loss, net	(54,617)	-	-		(54,617)
Total partners capital	3,490,900	1,622,194	716,255		5,829,349
Noncontrolling interest	66,504	-	-		66,504
Total capital	3,557,404	1,622,194	716,255		5,895,853
Total liabilities and capital	$6,633,042	$4,800,479	$(180,587)		$11,252,934

ESSEX PORTFOLIO, L. P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE QUARTER ENDED MARCH 31, 2014
(Dollars in thousands, except per unit data)

	EPLP	BRE	Pro Forma		Combined
	Historical	as reclassified (A)	Adjustments		Pro Forma
Revenues:
Rental and other property	$159,017	$105,101	$(18,232)	(M)	$245,886
Management and other fees	2,628	29	593	(M)	3,250
	161,645	105,130	(17,639)		249,136
Expenses:
Property operating, excluding real estate taxes	36,634	22,792	(3,546)	(M)	55,880
Real estate taxes	15,339	10,334	4,929	(N)	30,602
Depreciation and amortization	50,312	28,225	15,670	(O)	94,207
General and administrative	7,075	10,009	-	(P)	17,084
Cost of management and other fees	1,477	-	-		1,477
Merger expenses	16,059	15,290	(31,349)	(Q)	-
Acquisition and disposal costs	975	-	-		975
	127,871	86,650	(14,296)		200,225
Earnings from operations	33,774	18,480	(3,343)		48,911
Interest expense before amortization	(26,055)	(15,749)	5,056	(R)	(36,748)
Amortization expense	(2,986)	(1,167)	862	(S)	(3,291)
Interest and other income	2,879	58	-		2,937
Equity income in co-investments	10,526	100	269	(M)	10,895
Gains on sale of real estate and land	8,268	356,294	(252,631)	(U)	111,931
Income from continuing operations	26,406	358,016	(249,787)		134,635
Net income attributable to noncontrolling interest	(1,709)	(48)	-		(1,757)
Net income attributable to controlling interest	24,697	357,968	(249,787)		132,878
Dividends to preferred stockholders	(1,368)	(506)	506		(1,368)
Write-off of preferred stock issuance cost		(2,069)	2,069	(T)	-
Net income from continuing operations available to common unitholders	$23,329	$355,393	$(247,212)		$131,510

Per common share data:
Basic:
Income from continuing operations available to common unitholders	$0.58	$4.60		(V)	$2.09
Weighted average number of common units outstanding during the period	39,957	77,264	23,094	(V)	63,051

Diluted:
Income from continuing operations available to common unitholders	$0.58	$4.59		(V)	$2.08
Weighted average number of common units outstanding during the period	40,204	77,473	23,094	(V)	63,297

ESSEX PORTFOLIO, L. P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2013
(Dollars in thousands, except per unit data)

	EPLP	BRE	Pro Forma		Combined
	Historical	as reclassified (A)	Adjustments		Pro Forma
Revenues:
Rental and other property	$602,003	$404,028	$(70,810)	(W)	$935,221
Management and other fees	11,700	384	2,300	(W)	14,384
	613,703	404,412	(68,510)		949,605
Expenses:
Property operating, excluding real estate taxes	138,736	88,512	(14,090)	(W)	213,158
Real estate taxes	57,276	35,792	20,412	(X)	113,480
Depreciation and amortization	192,420	105,371	76,375	(Y)	374,166
General and administrative	25,601	23,037	-	(Z)	48,638
Cost of management and other fees	6,681	-	-		6,681
Merger expenses	4,284	3,401	(7,685)	(AA)	-
Impairment and other charges	-	585	-		585
	424,998	256,698	75,012		756,708

Earnings from operations	188,705	147,714	(143,522)		192,897
Interest expense before amortization	(104,600)	(61,170)	20,784	(BB)	(144,986)
Amortization expense	(11,924)	(4,697)	3,477	(CC)	(13,144)
Interest and other income	11,633	20,230	-		31,863
Equity income in co-investments	55,865	19,258	(2,777)	(W)	72,346
Loss on early retirement of debt	(300)	-	-		(300)
Gains on sale of real estate and land	1,503	-	-		1,503
Income from continuing operations	140,882	121,335	(122,038)		140,179
Net income attributable to noncontrolling interest	(6,834)	(190)	-		(7,024)
Net income attributable to controlling interest	134,048	121,145	(122,038)		133,155
Distributions to preferred interests	(5,472)	(3,645)	3,645	(DD)	(5,472)
Net income from continuing operations available to common unitholders	$128,576	$117,500	$(118,393)		$127,683

Per common share data:
Basic:
Income from continuing operations available to common unitholders	$3.27	$1.52		(EE)	$2.04
Weighted average number of common units outstanding during the period	39,380	77,111	23,094	(EE)	62,474

Diluted:
Income from continuing operations available to common unitholders	$3.26	$1.52		(EE)	$2.04
Weighted average number of common units outstanding during the period	39,467	77,340	23,094	(EE)	62,560

ESSEX PROPERTY TRUST, INC.
ESSEX PORTFOLIO, L. P.
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Overview

The accompanying notes were prepared to support the unaudited pro forma condensed consolidated financial statements for both Essex Property Trust, Inc. (Essex) and Essex Portfolio, L.P. (EPLP).  Unless stated otherwise or the context otherwise requires, references to Essex mean collectively Essex, EPLP and those entities/subsidiaries owned or controlled by Essex and/or EPLP. References to EPLP mean collectively EPLP and those entities/subsidiaries owned or controlled by EPLP.

For purposes of the unaudited pro forma condensed consolidated financial statements, which we refer to as the pro forma financial statements, we have assumed a total preliminary purchase price for the Merger of approximately $4.3 billion, which consists of the Stock Consideration and the Cash Consideration.

The pro forma condensed consolidated financial statements have been prepared assuming the Merger is accounted for using the acquisition method of accounting under U.S. GAAP, which we refer to as acquisition accounting, with Essex as the acquiring entity. Accordingly, under acquisition accounting, the acquired net tangible and identifiable intangible assets and liabilities assumed of BRE are recorded based on their respective fair values, as further described below.

To the extent identified, certain reclassifications have been reflected in the pro forma adjustments to conform BRE’s financial statement presentation to that of Essex, as described in footnote (A) below. However, the unaudited pro forma condensed consolidated financial statements may not reflect all adjustments necessary to conform BRE’s accounting policies to those of Essex due to limitations on the availability of information as of the date of this Current Report on Form 8-K/A.

The pro forma adjustments represent Essex management’s estimates based on information available as of the date of this Current Report on Form 8-K/A and are subject to change as additional information becomes available and additional analyses are performed. The pro forma financial statements do not reflect the impact of possible revenue or earnings enhancements, cost savings from operating efficiencies or synergies, or asset dispositions not contemplated by the Merger Agreement. Also, the pro forma condensed consolidated financial statements do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined, including transaction or other costs following the Merger that are not expected to have a continuing impact. Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, closing the Merger are excluded from the pro forma condensed consolidated statement of income.

The pro forma condensed consolidated statements of income for the year ended December 31, 2013 and for the quarter ended March 31, 2014 combines the historical consolidated statements of income of Essex and BRE, giving effect to the Merger as if it had been consummated on January 1, 2013, the beginning of the earliest period presented. The pro forma condensed consolidated balance sheet combines the historical consolidated balance sheets of Essex and BRE as of March 31, 2014, giving effect to the Merger as if it had been consummated on March 31, 2014.

Preliminary Estimated Purchase Accounting

The total preliminary estimated purchase price of approximately $4.3 billion was determined based on the total Stock Consideration (based on the number of shares of BRE’s common stock outstanding as of April 1, 2014) and the Cash Consideration. See (I) below for discussion regarding the valuation of the Stock Consideration.   For purposes of the pro forma condensed consolidated financial statements, such shares of BRE common stock are assumed to remain outstanding as of the closing date of the Merger, and no effect has been given to any new shares of BRE common stock that may be issued, granted or retired subsequent to March 31, 2014 through the closing date of the Merger on April 1, 2014.

For purposes of these pro forma condensed consolidated financial statements, BRE’s tangible and identifiable intangible assets acquired and liabilities assumed have been recorded based on their estimated fair values assuming the Merger was completed on the pro forma condensed consolidated balance sheet date presented. The final fair values will be based upon valuations and other analyses for which there is currently insufficient information to make a definitive valuation. Accordingly, the purchase price adjustments are preliminary and have been made solely for the purpose of providing pro forma condensed consolidated financial statements. The final purchase accounting adjustments will be determined after completion of a thorough analysis to determine the fair value of BRE’s tangible assets and liabilities, including identifiable intangible assets and liabilities. As a result, the final purchase accounting adjustments, including those resulting from conforming BRE’s accounting policies to those of Essex, could differ materially from the pro forma adjustments presented herein.

The fair value adjustment based on the total preliminary purchase price was as follows (in thousands):

Asset/Liability	BRE as reclassified	Pro Forma Adjustment		BRE Adjusted	Fair Value Adjustment	BRE Estimated Fair Value
Real estate assets, net, excluding co-investments	$3,137,258	$-		$3,137,258	$1,138,891	$4,276,149
Co-investments	1,431,845	-		1,431,845	(1,208,777)	223,068
Cash and cash equivalents	140,259	-		140,259	-	140,259
Notes and other receivables, prepaid expenses and other assets and deferred charges, net	91,117	-		91,117	29,558	120,675
Mortgage notes payable, unsecured debt and lines of credit	(1,611,319)	-		(1,611,319)	(124,093)	(1,735,412)
Other liabilities	(1,562,215)	(16,710)	(i)	(1,578,925)	1,480,441	(98,484)
Redeemable noncontrolling interest	(4,751)	-		(4,751)	-	(4,751)
Preliminary Purchase Price, net of OP Trade						2,921,504
Fair value of assets contributed in OP Trade (ii)						1,419,816
Total Preliminary Purchase Price						$4,341,320

(i)	BRE’s historical book value for other liabilities was increased by $16.7 million related to the $14.7 million accrual of BRE’s portion of the Merger transaction costs, and approximately $2.0 million accrual for certain BRE employees in connection with the change in control resulting from the completion of the Merger and their contractual employment agreements.

(ii)	Fair value of the 14 properties contributed in the OP Trade on March 31, 2014. On April 1, 2014, the OP units were retired as part of the merger.

Balance sheet and statement of income reclassification adjustments:

(A) BRE historical amounts include the reclassifications of certain balances in order to conform to Essex’s presentation as noted below:

The balance sheet reclassifications are as follows:

	BRE as previously reported	Reclassifications		BRE as reclassified
Rental properties	$3,438,657	$(8,805)	(i)	$3,429,852
Real estate under development	410,918	18,869	(ii)	429,787
Notes and other receivables	-	47,515	(ii)	47,515
		(77,098)	(ii)
		8,805	(i)
Prepaid expenses and other assets	101,181	(68,293)		32,888
Deferred charges, net	-	10,714	(ii)	10,714

(i)	Approximately $8.8 million related to in-place lease intangible assets has been reclassified to the line item entitled “Prepaid expenses and other assets.”
(ii)	Approximately $77.1 million have been reclassified from prepaid expenses and other assets to the following:

Real estate under development	$18,869
Notes and other receivables	47,515
Deferred charges, net	10,714

The statement of income reclassifications for the quarter ended March 31, 2014 are as follows:

	BRE as previously reported	Reclassifications	BRE as reclassified
Rental income	$101,121	$3,980	$105,101
Ancillary income	3,980	(3,980)	-
Property operating, excluding real estate taxes	33,126	(10,334)	22,792
Real estate taxes	-	10,334	10,334
Other income	87	(29)	58
Management and other fees	-	29	29
Interest	16,916	(1,167)	15,749
Amortization expense	-	1,167	1,167

 The statement of income reclassifications for the year ended December 31, 2013 are as follows:

	BRE as previously reported	Reclassifications	BRE as reclassified
Rental income	$388,300	$15,728	$404,028
Ancillary income	15,728	(15,728)	-
Property operating, excluding real estate taxes	124,304	(35,792)	88,512
Real estate taxes	-	35,792	35,792
Other income	20,614	(384)	20,230
Management and other fees	-	384	384
Impairment and other charges	-	585	585
Merger expenses	-	3,401	3,401
Other expenses	3,986	(3,986)	-
Interest	65,867	(4,697)	61,170
Amortization expense	-	4,697	4,697

 Balance Sheet Adjustments:

(B)	BRE’s rental properties and other have been increased by $440.6 million to adjust to their estimated fair values as of March 31, 2014. Real estate under development was decreased by $24.1 million to adjust to their estimated fair values as of March 31, 2014. The estimated fair value was derived by applying a capitalization rate to estimated net operating income, using recent third party appraisals, or other available market data.

(C)	Accumulated depreciation was adjusted to eliminate BRE’s historical accumulated depreciation.

(D)	BRE’s co-investments have been: (i) decreased by approximately $1,419.8 million related to the retirement of the OP units in connection with the OP Trade and the closing of the Merger; (ii) increased by $259.6 million to adjust its 50% non-controlling interest in the three joint ventures to their estimated fair value; and (iii) increased by $10.2 million to adjust the existing historical co-investment to its estimated fair value as of March 31, 2014, using valuation techniques similar to those used to estimate the fair value of wholly-owned assets as discussed in (B) above.

(E)	Cash and cash equivalents-unrestricted decreased by $140.3 million due to the application of cash assumed from BRE to paydown borrowing under Essex’s unsecured line of credit.

(F)	The prepaid expenses and other asset adjustment includes $56.2 million for acquisition of acquired in-place leases. The estimated fair value of in-place leases was calculated based on the estimated cost to replace such leases, including foregone rents during an assumed lease-up period. These costs were offset by the elimination of BRE’s historical in-place lease intangible assets of $8.8 million. Prepaid expenses and other assets were further decreased by approximately $7.1 million to adjust assets to its estimated fair value as of March 31, 2014.

(G)	Deferred financing costs were adjusted by $10.7 million, to eliminate BRE’s historical financing costs.

(H)	BRE’s debt balances have been adjusted by $124.1 million to reflect the estimated fair values at March 31, 2014. Fair value was estimated based on contractual future cash flows discounted using borrowing spreads and market interest rates that would have been available as of April 1, 2014 for debt with similar terms and maturities.

(I)	Essex:

Adjustment represents the issuance of approximately 23.1 million shares of Essex common stock with a fair value of $3.78 billion as of April 1, 2014; the elimination of all historical BRE equity balances; the increase to Essex’s unsecured line of credit to finance a portion of the Cash Consideration and debt assumption fees totaling $417.9 million partially offset by BRE cash assumed of approximately $140.3 million in connection with the Merger, and the payoff of BRE’s line of credit and transaction costs.

For purchase accounting, the value of the common stock issued by Essex upon the consummation of the Merger was determined based on the closing price of BRE’s common stock on the closing date of the Merger. As a result of Essex being admitted to the S&P 500 on the same date as the closing of the Merger, Essex’s common stock price experienced significantly higher than usual trading volume and the closing price of $174 per share was significantly higher than its volume-weighted average trading price for the days before and after April 1, 2014.  BRE’s common stock did not experience the same proportionate increase in common stock price leading up to April 1, 2014.  As a result, given that a substantial component of the purchase price is an exchange of equity instruments, Essex used the closing price of BRE’s common stock on April 1, 2014 of $61 per share, less the Special Dividend, as the fair value of the Stock Consideration.

The following table provides detail of adjustments impacting additional paid in capital (APIC), common stock and distributions in excess of accumulated earnings (in thousands):

	Common stock	APIC	Distributions in excess of accumulated earnings
Issuance of Essex common stock	$2	$3,783,204	-
Removal of BRE's historical balances	(773)	(1,832,681)	211,260
Transaction costs of Essex	-	-	(24,941)
Total adjustment	$(771)	$1,950,523	$186,319

EPLP:

Adjustment represents the issuance of approximately 23.1 million of EPLP common units with a fair value of $3.78 billion as of April 1, 2014; the elimination of all historical BRE equity balances; the increase to Essex’s unsecured line of credit to finance a portion of the Cash Consideration and debt assumption fees totaling $417.9 million partially offset by BRE cash assumed of approximately $140.1 million in connection with the Merger, and the payoff of BRE’s line of credit and transaction costs.

For purchase accounting, the value of the common units issued by EPLP upon the consummation of the Merger was determined based on the closing price of BRE’s common stock on the closing date of the Merger. As a result of Essex being admitted to the S&P 500 on the same date as the closing of the Merger, Essex’s common stock price experienced significantly higher than usual trading volume and the closing price of $174 per share was significantly higher than its volume-weighted average trading price for the days before and after April 1, 2014.  BRE’s common stock did not experience the same proportionate increase in common stock price leading up to April 1, 2014.  As a result, given that a substantial component of the purchase price is an exchange of equity instruments, EPLP used the closing price of BRE’s common stock on April 1, 2014 of $61 per share, less the Special Dividend, as the fair value of the Stock Consideration.

The following table provides detail of adjustments impacting general partner common equity and general partner preferred interest (in thousands):

General Partner Common Equity
Issuance of EPLP common units	3,783,206
Removal of BRE's historical balances	(1,622,194)
Transaction costs of Essex	(24,941)
Total adjustment	$2,136,071

(J)
Adjustment represents estimated transaction costs estimated to have been incurred by Essex and BRE prior to or concurrent with the closing of the Merger of approximately $37.8 million, consisting primarily of fees for investment bankers, legal, accounting, tax, and certain filings to be paid to third parties based on actual expenses incurred to date and each party’s best estimate of its remaining fees as provided to Essex and BRE.

(K)	Adjustment represents elimination of deposit recorded by BRE in connection with the OP Trade and elimination of Essex’s noncontrolling interest upon the retirement of OP units as part of the merger.

(L)	Adjustment represents elimination of distributions in excess of equity investment in real estate joint ventures, as these are included in the fair value adjustment noted in (D) above.

Statement of Income Adjustments—for the Quarter Ended March 31, 2014

(M)	Adjustments represent: (i) the removal of the operating results upon the deconsolidation of the 17 BRE properties contributed to the three joint ventures (see removal of real estate taxes and depreciation in (N) and (O)), (ii) the equity income from co-investments of $0.3 million and (iii) management fee income of $0.6 million to be generated for managing these 17 properties. The equity income from co-investments represented 50% of the historical earnings of these 17 properties as adjusted for BRE’s 50% share of: (i) the increased depreciation and amortization expense based on the fair value of the 17 properties contributed, (ii) the increased real estate tax expense resulting from the fair value of the properties exceeding historical property tax basis pursuant to California’s Proposition 13, and (iii) increased interest expense as a result of the $475 million in mortgage financing placed on these contributed properties.

(N)	Real estate tax expense was adjusted to: (i) the remove BRE’s historical real estate tax expense of $10.3 million and (ii) recognize $16.8 million of real estate tax expense based on the estimated fair value of BRE’s real estate assets multiplied by the applicable property tax rate partially offset by a reduction of $1.4 million related to the 17 BRE properties contributed to the three joint ventures.

(O)	Depreciation and amortization expense was adjusted to: (i) eliminate $28.2 million of BRE’s historical depreciation and amortization expense and (ii) to recognize $32.3 million of depreciation based on the estimated fair value of BRE’s real estate assets and $11.7 million of amortization of the intangible assets recognized at estimated fair value. This depreciation and amortization adjustment is computed on a straight-line basis over the estimated useful lives of the related assets, which range from 30 years for land improvements and buildings and 20 months amortization for acquired in-place residential leases, all of which are preliminary determinations.

(P)	Essex expects the Merger to create general and administrative cost efficiencies but there can be no assurance that such costs will be achieved. The unaudited pro forma condensed consolidated financial statements do not include any estimate of projected cost savings.

(Q)	Merger expenses are one-time transaction-related expenses and are excluded from the pro forma condensed consolidated statement of income.

(R)	Interest expense was reduced by $6.2 million as a result of the amortization of the debt premium associated with the pro forma adjustment to record BRE’s debt at fair value. The reduction is offset by $1.1 million increase in interest expense in connection Essex’s increased unsecured line of credit to finance a portion of the Cash Consideration in connection with the Merger.

(S)	Amortization expense of deferred financing cost was reduced by $1.2 million to eliminate BRE’s historical amortization, partially offset by $0.3 million of amortization expense of loan assumption fees, paid in connection with the assumption of BRE debt balances discussed in (H), which are amortized over a weighted-average life of five years.

(T)	BRE’s dividends/distributions to preferred stockholders/interests were eliminated with the redemption of its Series D preferred stock as contemplated by the Merger Agreement.

(U)	Gain on sale of real estate and land was adjusted to eliminate gain recorded by BRE as a result of the contribution of 17 properties to the three new joint ventures.

(V)	Essex:

The calculation of basic and diluted income from continuing operations per share of common stock was as follows:

Quarter Ended March 31, 2014
	(Dollars in thousands, except per share data)
	Essex Historical	BRE as reclassified	Essex Pro Forma
Net income from continuing operations available to common stockholders, basic	$21,912	$355,393	$127,570
Net income from continuing operations available to common stockholders, diluted	21,912	355,393	131,510
Weighted average common shares outstanding, basic	37,685	77,264	60,779
Weighted average common shares outstanding, diluted	37,931	77,473	63,297
Income from continuing operations available to common stockholders per common share, basic	$0.58	$4.60	$2.10
Income from continuing operations available to common stockholders per common share, diluted	$0.58	$4.59	$2.08

Note:	The pro forma weighted average shares of common stock assumes that the Essex shares of common stock issued to BRE stockholders in connection with the Merger were issued as of January 1, 2013.

EPLP:

The calculation of basic and diluted income from continuing operations per common unit was as follows:

Quarter Ended March 31, 2014
	(Dollars in thousands, except per unit data)
	EPLP Historical	BRE as reclassified	EPLP Pro Forma
Net income from continuing operations available to common unitholders, basic and diluted	$23,329	$355,393	$131,510
Weighted average common units outstanding, basic	39,957	77,264	63,051
Weighted average common units outstanding, diluted	40,204	77,473	63,297
Income from continuing operations available to common unitholders per common unit, basic	$0.58	$4.60	$2.09
Income from continuing operations available to common unitholders per common unit, diluted	$0.58	$4.59	$2.08

Note:	The pro forma weighted average EPLP common units assumes that the EPLP common units issued to the general partner in connection with the Merger were issued as of January 1, 2013.

Statement of Income Adjustments—for the Year Ended December 31, 2013

(W)	Adjustments represent: (i) the removal of the operating results upon the deconsolidation of the 17 BRE properties contributed to the three joint ventures (see removal of real estate taxes and depreciation in (X) and (Y)), (ii) the equity loss from co-investments of $2.8 million and (iii) management fee income of $2.3 million to be generated for managing these 17 properties. The equity loss from co-investments represented 50% of the historical earnings of these 17 properties as adjusted for BRE’s 50% share of: (i) the increased depreciation and amortization expense based on the fair value of the 17 properties contributed, (ii) the increased real estate tax expense resulting from the fair value of the properties exceeding historical property tax basis pursuant to California’s Proposition 13, and (iii) increased interest expense as a result of the $475 million in mortgage financing placed on these contributed properties.

(X)	Real estate tax expense was adjusted to: (i) the remove BRE’s historical real estate tax expense of $35.8 million and (ii) recognize $56.2 million of real estate tax expense based on the estimated fair value of BRE’s real estate assets multiplied by the applicable property tax rate.

(Y)	Depreciation and amortization expense was adjusted to: (i) eliminate $105.4 million of BRE’s historical depreciation and amortization expense and (ii) to recognize $133.2 million of depreciation based on the estimated fair value of BRE’s real estate assets and $48.6 million of amortization of the intangible assets recognized at estimated fair value. This depreciation and amortization adjustment is computed on a straight-line basis over the estimated useful lives of the related assets, which range from 30 years for land improvements and buildings and 20 months amortization for acquired in-place residential leases, all of which are preliminary determinations.

(Z)	Essex expects the Merger to create general and administrative cost efficiencies but there can be no assurance that such costs will be achieved. The unaudited pro forma condensed consolidated financial statements do not include any estimate of projected cost savings.

(AA)	Merger expenses are one-time transaction-related expenses and are excluded from the pro forma condensed consolidated statement of income.

(BB)	Interest expense was reduced by $25.4 million as a result of the amortization of the debt premium associated with the pro forma adjustment to record BRE’s debt at fair value and the elimination of interest expense on BRE’s line of credit as a result of the payoff of BRE’s line of credit. The reduction is offset by $4.8 million increase in interest expense in connection Essex’s increased unsecured line of credit to finance a portion of the Cash Consideration in connection with the Merger.

(CC)	Amortization expense of deferred financing cost was reduced by $4.7 million to eliminate BRE’s historical amortization, partially offset by $1.2 million of amortization expense of the loan assumption fees, paid in connection with the assumption of BRE debt balances discussed in (H), which are amortized over a weighted-average life of five years.

(DD)	BRE’s dividends/distributions to preferred stockholders/interests were eliminated with the redemption of its Series D preferred stock as required by the Merger Agreement.

(EE)	Essex:

The calculation of basic and diluted income from continuing operations per share of common stock was as follows:

Year Ended December 31, 2013
	(Dollars in thousands, except per share data)
	Essex Historical	BRE as reclassified	Essex Pro Forma
Net income from continuing operations available to common stockholders, basic	$121,324	$117,500	$120,431
Net income from continuing operations available to common stockholders, diluted	121,324	117,500	127,683
Weighted average common shares outstanding, basic	37,249	77,111	60,343
Weighted average common shares outstanding, diluted	37,335	77,340	62,560
Income from continuing operations available to common stockholders per common share, basic	$3.26	$1.52	$2.05
Income from continuing operations available to common stockholders per common share, diluted	$3.25	$1.52	$2.04

Note:	The pro forma weighted average shares of common stock assumes that the Essex shares of common stock issued to BRE stockholders in connection with the Merger were issued as of January 1, 2013.

(FF)	Adjustment reflects the allocation of pro forma net income to noncontrolling interests.

EPLP:

The calculation of basic and diluted income from continuing operations per common unit was as follows:

Year Ended December 31, 2013
	(Dollars in thousands, except per share data)
	Essex Historical	BRE as reclassified	Essex Pro Forma
Net income from continuing operations available to common unitholders, basic and diluted	$128,576	$117,500	$127,683
Weighted average common units outstanding, basic	39,380	77,111	62,474
Weighted average common units outstanding, diluted	39,467	77,340	62,560
Income from continuing operations available to common unitholders per common unit, basic	$3.27	$1.52	$2.04
Income from continuing operations available to common unitholders per common unit, diluted	$3.26	$1.52	$2.04

Note:	The pro forma weighted average EPLP common units assumes that the EPLP common units issued to the general partner in connection with the Merger were issued as of January 1, 2013.